QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

June 3, 2002
Date of Report (date of earliest event reported)

Peregrine Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-22209	95-3773312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3611 Valley Centre Drive San Diego, CA 92130
(Address of principal executive offices)

(858) 481-5000
(Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS

        Peregrine Systems, Inc. announced that it hired Gary G. Greenfield as its chief executive officer to fill the position held on an interim basis by acting chief executive officer Richard T. Nelson, and that Mr. Nelson had assumed the position of chief operating officer.

        In addition, Peregrine announced that Eric Deller, Peregrine's senior vice president and general counsel, had resigned. At the company's request, Mr. Deller agreed to remain with Peregrine through the completion of its internal investigation and to assist with the transition of his legal responsibilities.

        Peregrine also announced that Kathy Vizas was named to serve as the company's acting general counsel. Her responsibilities include conducting a search for a new general counsel for Peregrine following the completion of the internal investigation.

        Peregrine also announced that Rod Dammeyer had resigned from the board of directors for personal reasons. Mr. Dammeyer was the chairman of the board's audit committee and a member of its executive committee. Peregrine is actively evaluating candidates to replace Mr. Dammeyer as a member of the audit committee and the executive committee of the board of directors.

        Peregrine also announced that it intends to operate its Remedy product family as an independent unit. Larry Garlick will manage this independent unit and report to Peregrine's board of directors.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press Release, dated June 3, 2002

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2002

PEREGRINE SYSTEMS, INC.
By:	/s/ FRED GERSON Fred Gerson Chief Financial Officer

Exhibit Index

Exhibit Index	Description
99.1	Press Release, dated June 3, 2002

QuickLinks

Exhibit Index